Exhibit 10.1
AMENDMENT NO. 2
TO
SERVICES AGREEMENT
THIS AMENDMENT NO. 2 TO SERVICES AGREEMENT made effective the 31st day of October, 2022 (this “Amendment”), by and among USA Compression Partners, LP, a Delaware limited partnership (the “Partnership”), USA Compression GP, LLC, a Delaware limited liability company (the “General Partner” and, together with the Partnership, the “USAC Entities”), and USA Compression Management Services, LLC, a Delaware limited liability company (“USAC Management”).
WHEREAS, the parties entered into that certain Services Agreement among them effective as of January 1, 2013, which was amended by Amendment No. 1 to the Services Agreement effective November 3, 2017 (as so amended, the “Services Agreement”)
WHEREAS, the parties desire to amend the Services Agreement in accordance with the terms set forth herein (with capitalized terms used herein but not defined herein having the meanings given them in the Services Agreement);
NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (each, a “Party” and together, the “Parties”) agree as follows:
1.Amendment to Section 3.4. Section 3.4 of the Services Agreement is hereby amended and restated in its entirety to read as follows:
“Section 3.4 Insurance. During the Term of this Agreement, USAC Management shall (whether in connection with the Partnership Group or otherwise) obtain and maintain from insurers who are reliable and acceptable to the General Partner and authorized to do business in the respective state or states or jurisdictions in which Services are to be performed by USAC Management, insurance coverage in the types and minimum limits as the Parties determine to be appropriate and as is consistent with standard industry practice and the Partnership’s past practices, including but not limited to workers’ compensation insurance (unless expressly instructed otherwise by the General Partner). USAC Management agrees upon the General Partner’s request from time to time or at any time to provide the General Partner with certificates of insurance evidencing such insurance coverage and, upon request of the General Partner, shall furnish copies of such policies. USAC Management agrees that, with respect to workers’ compensation insurance, it shall include each entity of the Partnership Group as a named insured on the same policy, unless otherwise instructed by the General Partner. All other policies shall name each of the General Partner and the Partnership as an additional insured and shall contain waivers by the insurers of any and all rights of subrogation to pursue any claims or causes of action against each of the General Partner and the Partnership. The policies shall provide that they will not be cancelled or reduced without giving the General Partner at least 45 days’ prior written notice of such cancellation or reduction. The insurance policies and coverages shall be reviewed with the Board at least annually, beginning with the first Board meeting following the Closing Date.”
2.Amendment to Section 7.1. Section 7.1 of the Services Agreement is hereby amended and restated in its entirety to read as follows:

“Section 7.1 Term and Termination. The term of this Agreement shall extend through December 31, 2027 unless terminated:
(a)by the Board upon 120 days’ written notice for any reason in its sole discretion; or
(b)by USAC Management upon 120 days’ written notice if:
(i)there is a Change of Control of any USAC Entity;
(ii)the USAC Entities breach this Agreement in any material respect following 30 days’ written notice detailing the breach (which breach remains uncured after such period);
(iii)a receiver is appointed for all or substantially all of the property of any USAC Entity;
(iv)an order is made to wind up any USAC Entity;
(v)a final judgment, order or decree that materially and adversely affects the ability of any USAC Entity to perform under this Agreement shall have been obtained or entered against such USAC Entity, and such judgment, order or decree shall not have been vacated, discharged or stayed; or
(vi)any USAC Entity makes a general assignment for the benefit of its creditors, files a petition in bankruptcy or for liquidation, is adjudged insolvent or bankrupt, commences any proceeding for a reorganization or arrangement of debts, dissolution or liquidation under any law or statute or of any jurisdiction applicable thereto or if any such proceeding shall be commenced.”
3.No Other Changes. Except as expressly modified and amended herein, the terms of the Services Agreement are hereby ratified and confirmed in all respects.
4.Severability. If any provision herein is held to be void or unenforceable, the validity and enforceability of the remaining provisions herein shall remain unaffected and enforceable.
5.Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if all signatory Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.
[Signature page follows.]

IN WITNESS WHEREOF the parties hereto have executed this Amendment by their duly authorized signatories with effect on the date first above written.

USA COMPRESSION PARTNERS, LP

By:	USA Compression GP, LLC

By:	/s/ Michael C. Pearl
	Name:	Michael C. Pearl
	Title:	Vice President and CFO

USA COMPRESSION GP, LLC

By:	/s/ Michael C. Pearl
	Name:	Michael C. Pearl
	Title:	Vice President and CFO

USA COMPRESSION MANAGEMENT SERVICES, LLC

By:	/s/ Christopher W. Porter
	Name:	Christopher W. Porter
	Title:	Vice President and Secretary
[Signature Page to Amendment No. 2 to Services Agreement]